Exhibit 99.1

A. M. CASTLE & CO.	3400 North Wolf Road Franklin Park, Illinois 60131 (847) 455-7111 (847) 455-6930 (Fax)

For Further Information:

———AT THE COMPANY———	——AT ASHTON PARTNERS——
Scott Stephens	Analyst Contacts:
Vice President-Finance & CFO	Katie Pyra
(847) 349-2577	(312) 553-6717
Email: sstephens@amcastle.com	Email: kpyra@ashtonpartners.com

Traded: NYSE (CAS)
Member: S&P SmallCap 600 Index

FOR IMMEDIATE RELEASE
TUESDAY, OCTOBER 27, 2009

A. M. CASTLE & CO. REPORTS 2009 THIRD QUARTER RESULTS

FRANKLIN PARK, IL, OCTOBER 27th – A. M. Castle & Co. (NYSE: CAS), a global distributor of specialty metal and plastic products, value-added services and supply chain solutions, today reported financial results for the third quarter ended September 30, 2009.

Consolidated net sales were $184.0 million for the three months ended September 30, 2009, compared to $388.9 million in the third quarter of 2008 reflecting continued weakness in demand as a result of the global recession. The Company reported a net loss for the quarter of $6.3 million, or $0.28 loss per diluted share as compared to net income of $11.5 million, or $0.50 income per diluted share in the prior year quarter.

The Company’s Metals segment sales were $161.8 million in the third quarter of 2009, compared to $360.1 million in the third quarter of 2008. Total Metals revenue declined 55% compared to the prior year quarter, as volume of tons sold per day declined approximately 49% from the record levels in the prior year quarter. The demand environment was significantly weaker in the third quarter compared to the prior year quarter. Virtually all products and end-markets served by the Company were impacted by softer demand conditions.
In the Plastics segment, third quarter sales were $22.2 million compared to $28.8 million in the prior year quarter.

A. M. Castle & Co.
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    “The continued weakness in the overall global economy obviously had a major impact on our activity levels and financial results for the third quarter of 2009,” said Michael Goldberg, President and CEO of A.M. Castle.

“During the third quarter, we continued to focus on executing our key priorities during the economic downturn.  We continued to reduce our operating costs, surpassing our annual cost reduction goal of $65 million during the quarter. We now expect 2009 operating costs to be at least $75 million lower than 2008 levels. We improved our strong balance sheet during this past quarter, reducing inventory by over $19 million and lowering accounts receivable days of sales outstanding by more than 3 days from second quarter levels on a trailing three month basis,” Goldberg added.

 “In addition to solid execution on our key financial priorities, I am pleased to report that we successfully completed the replacement of the Castle legacy system, and we are now running nearly all of our domestic businesses on the Oracle platform. Given the scale and complexity of this initiative, our employees have done exceedingly well in implementing the changes across the entire organization,” Goldberg stated.

“While demand levels remained at historically low levels, we began to see improving macroeconomic trends and signs of stabilization in the third quarter. After numerous discussions with customers and suppliers, we believe that business has bottomed and started to recover. For the balance of 2009, we will continue to focus on expense control, managing working capital, and positioning ourselves for an improved operating environment in 2010,” concluded Goldberg.

Webcast Information

Management will hold a conference call at 11:00 a.m. ET today to review the Company's results for the three- and nine-month periods ended September 30, 2009. The call can be accessed via he Internet live or as a replay. Those who would like to listen to the call may access the webcast through http://www.amcastle.com.
An archived version of the conference call webcast will be accessible for replay on the above website until the next earnings conference call.  A replay of the conference call will also be available for seven days by calling 303-590-3030 (international) or 800-406-7325 and citing code 4164702.

A. M. Castle & Co.
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About A. M. Castle & Co.

Founded in 1890, A. M. Castle & Co. is a global distributor of specialty metal and plastic products and supply chain services, principally serving the producer durable equipment sector of the economy. Its customer base includes many Fortune 500 companies as well as thousands of medium and smaller-sized firms spread across a variety of industries. Within its metals business, it specializes in the distribution of alloy and stainless steels; nickel alloys; aluminum and carbon. Through its subsidiary, Total Plastics, Inc., the Company also distributes a broad range of value-added industrial plastics. Together, Castle operates over 56 locations throughout North America, Europe and Asia.  Its common stock is traded on the New York Stock Exchange under the ticker symbol "CAS".

Regulation G Disclosure

This press release and the financial statements included in this release include non-GAAP financial measures. The non-GAAP financial information should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.  However, we believe that non-GAAP reporting, giving effect to the adjustments shown in the reconciliation contained in the attached financial statements, provides meaningful information and therefore we use it to supplement our GAAP guidance. Management often uses this information to assess and measure the performance of our operating segments. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the reconciliations and to provide an additional measure of performance.
The Company believes that the use and presentation of EBITDA, which is defined by the company as income before provision for income taxes plus depreciation and amortization, and interest expense, less interest income, is widely used by the investment community for evaluation purposes and provides the investors, analysts and other interested parties with additional information in analyzing the Company’s operating results.

A. M. Castle & Co.
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Cautionary Statement on Risks Associated with Forward Looking Statements

Information provided and statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements only speak as of the date of this release and the Company assumes no obligation to update the information included in this release. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “predict,” “plan,” or similar expressions. These statements are not guarantees of performance or results, and they involve risks, uncertainties, and assumptions.  Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements, including those risk factors identified in Item 1A “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008.   All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above.  Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

A. M. Castle & Co.
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CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)
Unaudited	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2009	2008	2009	2008

Net sales	$183,960	$388,898	$631,307	$1,179,492

Costs and expenses:
Cost of materials (exclusive of depreciation and amortization)	137,671	287,773	464,917	876,313
Warehouse, processing and delivery expense	26,160	40,547	83,305	119,163
Sales, general and administrative expense	23,625	38,372	81,474	110,022
Depreciation and amortization expense	5,149	5,574	16,107	17,452
Operating (loss) income	(8,645)	16,632	(14,496)	56,542

Interest expense, net	(1,539)	(2,781)	(4,797)	(7,040)

(Loss) income before income taxes and equity in earnings of joint venture	(10,184)	13,851	(19,293)	49,502

Income tax benefit (provision)	3,607	(5,720)	7,834	(21,019)
(Loss) income before equity in earnings of joint venture	(6,577)	8,131	(11,459)	28,483

Equity in earnings of joint venture	240	3,347	81	8,060

Net (loss) income	$(6,337)	$11,478	$(11,378)	$36,543

Basic (loss) earnings per share	$(0.28)	$0.51	$(0.50)	$1.63
Diluted (loss) earnings per share	$(0.28)	$0.50	$(0.50)	$1.62

EBITDA *	$(3,256)	$25,553	$1,692	$82,054

*Earnings before interest, taxes, and depreciation and amortization

Reconciliation of EBITDA to net income:	For the Three Months Ended September 30,		For the Nine Months Ended September 30,

	2009	2008	2009	2008

Net (loss) income	$(6,337)	$11,478	$(11,378)	$36,543
Depreciation and amortization expense	5,149	5,574	16,107	17,452
Interest expense, net	1,539	2,781	4,797	7,040
Income taxes	(3,607)	5,720	(7,834)	21,019
EBITDA	$(3,256)	$25,553	$1,692	$82,054

A. M. Castle & Co.
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CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except par value data)	As of
Unaudited	September 30,	December 31,
	2009	2008
ASSETS
Current assets
Cash and cash equivalents	$20,110	$15,277
Accounts receivable, less allowances of $3,864 at September 30, 2009
and $3,318 at December 31, 2008	109,515	159,613
Inventories, principally on last-in, first-out basis (replacement cost higher by $108,080
at September 30, 2009 and $133,748 at December 31, 2008)	194,380	240,673
Other current assets	5,753	6,976
Income taxes receivable	24,657	640
Deferred income taxes	-	5,244
Total current assets	354,415	428,423
Investment in joint venture	22,943	23,340
Goodwill	51,411	51,321
Intangible assets	50,330	55,742
Prepaid pension cost	27,471	26,615
Other assets	4,549	5,303
Property, plant and equipment, at cost
Land	5,191	5,184
Building	51,810	50,069
Machinery and equipment (includes construction in progress)	178,249	172,500
	235,250	227,753
Less - accumulated depreciation	(150,173)	(139,463)
	85,077	88,290
Total assets	$596,196	$679,034

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$77,079	$126,490
Accrued liabilities	24,157	27,929
Income taxes payable	908	6,451
Deferred income taxes - current	6,050	-
Current portion of long-term debt	10,876	10,838
Short-term debt	11,925	31,197
Total current liabilities	130,995	202,905
Long-term debt, less current portion	75,540	75,018
Deferred income taxes	36,812	38,743
Other non-current liabilities	13,724	15,068
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.01 par value - 10,000 shares authorized; no shares
issued and outstanding at September 30, 2009 and December 31, 2008	-	-
Common stock, $0.01 par value - 30,000 shares authorized;
23,115 shares issued and 22,908 outstanding at September 30, 2009 and
22,850 shares issued and 22,654 outstanding at December 31, 2008	230	228
Additional paid-in capital	177,819	176,653
Retained earnings	171,912	184,651
Accumulated other comprehensive loss	(7,882)	(11,462)
Treasury stock, at cost - 207 shares at September 30, 2009
and 197 shares at December 31, 2008	(2,954)	(2,770)
Total stockholders' equity	339,125	347,300
Total liabilities and stockholders' equity	$596,196	$679,034